COLLATERAL AGENT AGREEMENT

COLLATERAL AGENT AGREEMENT (this “Agreement”) dated as of January __, 2010, among Collateral Agents, LLC, a Delaware Limited Liability Company (the “Collateral Agent”), and the parties identified on Schedule 1 hereto (each, individually, a “Lender” and collectively, the “Lenders”), who hold or will acquire promissory Notes issued or to be issued by China Yongxin Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and guaranteed by each of the entities identified on Schedule 2 hereto (each a “Guarantor” and together with Parent, each a “Debtor” and collectively, “Debtors”), on or about the date of this Agreement as described in the Security Agreement referred to in Section 1(a) below (collectively herein the “Notes”).

WHEREAS, the Lenders have made, are making and will be making loans to Parent to be secured by certain Collateral and Pledged Stock; and

WHEREAS, it is desirable to provide for the orderly administration of such Collateral and Pledged Stock by requiring each Lender to appoint the Collateral Agent, and the Collateral Agent has agreed to accept such appointment and to receive, hold and deliver such Collateral and Pledged Stock, all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, it is desirable to allocate the enforcement of certain rights of the Lenders under the Notes for the orderly administration thereof.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.           Collateral.

(a)          Prior to or contemporaneously with the execution and delivery of this Agreement by the Collateral Agent and the Lenders, (i) the Collateral Agent has or will have entered into a Security Agreement with Parent and Guarantor (“Security Agreement”), regarding the grant of a security interest in the assets of Parent and Guarantor (such assets are referred to herein and in the Security Agreement as the “Collateral”) to the Collateral Agent, for the benefit of the Lenders, (ii) Guarantor will have executed and delivered a “Guaranty” in favor of Lenders in connection with the Obligations (as defined in the Security Agreements), (iii) the Lenders and Collateral Agent and holders of Parent’s $.001 par value Common Stock, have entered into Stock Pledge Agreements (each a “Stock Pledge Agreement”) at or about the date of this Agreement with respect to the grant to Lenders and Collateral Agent of a security interest in Pledged Stock (as defined therein) by the Pledgors therein, and (iv) Parent is issuing the Notes to the Lenders pursuant to Subscription Agreements dated at or about January __, 2010 and the date of this Agreement (collectively, each a “Subscription Agreement”).  Collectively, the Security Agreement, each Stock Pledge Agreement, each Guaranty, the Notes and Subscription Agreement and other agreements referred to therein are referred to herein as “Borrower Documents”.  All defined terms not otherwise defined herein shall have the meanings attributed to them in the Security Agreement and Stock Pledge Agreement.  For purposes of this Agreement, Collateral includes Pledged Stock.

(b)          The Collateral Agent hereby acknowledges that any Collateral held by the Collateral Agent is held for the benefit of the Lenders in accordance with this Agreement and the Borrower Documents.  No reference to the Borrower Documents or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

(c)          The Collateral Agent is to distribute in accordance with the Borrower Documents any proceeds received from the Collateral which are distributable to the Lenders as set forth in Section 10.4 of the Security Agreement.

2.           Appointment of the Collateral Agent.

The Lenders hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action including, without limitation, the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Borrower Documents), the exercise of voting rights, if any, upon the occurrence and during the continuance of an Event of Default, the application of any cash collateral received by the Collateral Agent to the payment of the Obligations, the making of any demand under the Borrower Documents, the exercise of any remedies given to the Collateral Agent pursuant to the Borrower Documents and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to the Security Agreement that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Security Agreement.  Upon disposition of the Collateral in accordance with the Borrower Documents, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with Section 10.4 of the Security Agreement and Section 6(g) of the Stock Pledge Agreements.  Parent and Lenders must notify Collateral Agent in writing of the issuance of Notes to Lenders by Parent.  Additional Lenders may become subject to the rights and benefits of this Agreement by participating in the Offering and executing and delivering a copy of this Agreement to the Collateral Agent and Company.  Schedule A may be amended from time to time to include such additional Lenders.  The Collateral Agent will not be required to act hereunder in connection with Notes the issuance of which was not disclosed in writing to the Collateral Agent nor will the Collateral Agent be required to act on behalf of any assignee of Notes without the written consent of Collateral Agent.

3.           Action by the Majority in Interest.

(a)          Certain Actions.  Each of the Lenders covenants and agrees that only a Majority in Interest shall have the right, but not the obligation, to undertake the following actions (it being expressly understood that less than a Majority in Interest hereby expressly waive the following rights that they may otherwise have under the Borrower Documents):

(i)           Acceleration.  If an Event of Default occurs, after the applicable cure period, if any, a Majority in Interest may, on behalf of all the Lenders, instruct the Collateral Agent to provide to Parent, Pledgor and/or Guarantor notice to cure such default and/or declare the unpaid principal amount of the Notes to be due and payable, together with any and all accrued interest thereon and all costs payable pursuant to such Notes;

(ii)           Enforcement.  Upon the occurrence of any Event of Default after the applicable cure period, if any, a Majority in Interest may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of all the Lenders, their rights and remedies under the Borrower Documents against Parent, Pledgor and/or Guarantor, and such other rights and remedies as are provided by law or equity; and

(iii)           Waiver of Past Defaults.  A Majority in Interest may instruct the Collateral Agent to waive any Event of Default by written notice to Parent, Pledgor and/or Guarantor, and the other Lenders, but not waive damages accrued or accruing until the effective date of such waiver.

(b)          Permitted Subordination and Release.  A Majority in Interest may instruct the Collateral Agent to agree to release in whole or in part or to subordinate any Collateral to any claim or other actual or proposed security interest and may enter into any agreement with Parent, Pledgor and/or Guarantor to evidence such subordination; provided, however, that subsequent to any such release or subordination, each Note shall remain pari passu with the other Notes held by the Lenders.

(c)          Further Actions.  A Majority in Interest may instruct the Collateral Agent to take any other action described in Section 13(j) of the Subscription Agreement and subject to the conditions described in Section 13(j) of the Subscription Agreement by instructing the Collateral Agent in writing to take such action on behalf of all the Lenders.

(d)          Majority in Interest.  A Majority in Interest shall mean Lenders who hold not less than seventy-five percent (75%) of the outstanding principal amount of the Notes on the date such Majority in Interest instructs the Collateral Agent.

4.           Power of Attorney.

(a)          To effectuate the terms and provisions hereof, the Lenders hereby appoint the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment) for the purpose of carrying out the provisions of this Agreement including, without limitation, taking any action on behalf of, or at the instruction of, the Majority in Interest at the written direction of the Majority in Interest and executing any consent authorized pursuant to this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof.

(b)          All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct.

(c)          This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

5.           Expenses of the Collateral Agent.  The Lenders shall pay any and all reasonable costs and expenses incurred by the Collateral Agent, including, without limitation, reasonable costs and expenses relating to all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties’ rights hereunder by the Collateral Agent, including, without limitation, the reasonable disbursements, expenses and fees of the attorneys the Collateral Agent may retain, if any, each of the foregoing in proportion to their holdings of the Notes.

6.           Reliance on Documents and Experts.  The Collateral Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of its own legal counsel, independent public accountants and other experts selected by the Collateral Agent.

7.           Duties of the Collateral Agent; Standard of Care.

(a)          The Collateral Agent’s only duties are those expressly set forth in this Agreement, and the Collateral Agent hereby is authorized to perform those duties in accordance with commercially reasonable practices.  The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its officers, employees, attorneys, or agents.

(b)          The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

(c)          Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law.  The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

8.           Resignation.  The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect.  Within five (5) days of the giving of such notice, a successor collateral agent shall be appointed by the Majority in Interest; provided, however, that if the Lenders are unable so to agree upon a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all fees of such successor collateral agent shall be the joint and several obligation of the Lenders.  The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder.  The Collateral Agent may deposit any Collateral with the Supreme Court of the State of New York for New York County or any such other court in New York State that accepts such Collateral.

9.           Exculpation.  The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person’s own gross negligence or willful misconduct; and each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.

10.         Indemnification.  The Lenders hereby agree to indemnify, reimburse and hold harmless the Collateral Agent and its directors, officers, employees, attorneys and agents, jointly and severally, from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Agreement or the Collateral, except such as are occasioned by the indemnified person’s own gross negligence or willful misconduct.

11.         Miscellaneous.

(a)          Rights and Remedies Not Waived.  No act, omission or delay by the Collateral Agent shall constitute a waiver of the Collateral Agent’s rights and remedies hereunder or otherwise.  No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

(b)          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.

(c)          Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i)           In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Collateral Agent and the Lenders or any Lender, then each Lender, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH LENDER AGREES THAT THIS SECTION 11(c) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION 11(c) WERE NOT PART OF THIS AGREEMENT.

(ii)           Each Lender irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise.  Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  Each Lender hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(d)         Admissibility of this Agreement.  Each of the Lenders agrees that any copy of this Agreement signed by it and transmitted by telecopier for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(e)          Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party’s addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

In the case of the Collateral Agent, to:

Collateral Agents, LLC
111 West 57th Street, Suite 1416
New York, NY 10019
Attn: General Counsel
Fax: (212) 245-9101

In the case of the Lenders, to:

To the address and telecopier number set forth on
Schedule I hereto.

In the case of Parent, Guarantor and Pledgors, to:

China Yongxin Pharmaceuticals, Inc.
927 Canada Court
City of Industry, CA 91748
Attn: Yongxin Liu, CEO
Fax: (626) 581-9138

With a copy by facsimile only to:

Richardson & Patel, LLP
10900 Wilshire Blvd., Suite 500
Los Angeles, CA 90024
Attn: Nimish Patel, Esq.
Fax: (310) 208-1154

If to Parent, Guarantor, Lender or Collateral Agent,
with a copy by telecopier only to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: (212) 697-3575

(f)          Amendments and Modification; Additional Lender.  No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the parties hereto.  Any transferee of a Note who acquires a Note after the date hereof will become a party hereto by signing the signature page and sending an executed copy of this Agreement to the Collateral Agent and receiving a signed acknowledgement from the Collateral Agent.

(g)          Fee.   Upon the execution of this agreement, Parent will pay the Collateral Agent a fee of $5,000 for agreeing to act as Collateral Agent hereunder and for reading and becoming familiar with the Borrower Documents.  Upon the occurrence of an Event of Default, the Lenders collectively shall pay the Collateral Agent the sum of $10,000 on account, to apply against an hourly fee of $500 to be paid to the Collateral Agent by the Lenders for services rendered pursuant to this Agreement.  All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed.  The Collateral Agent may refuse to act on behalf of or make a distribution to any Lender who is not current in payments to the Collateral Agent.  Payments required pursuant to this Agreement shall be pari passu to the Lenders’ interests in the Notes.  The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from a Lender from such Lender’s interest in sums distributable to such Lender from Collateral in the Collateral Agent’s possession.

(h)          Collateral Agent may generally engage in any kind of business with any party hereto or any subsidiary, representative, agent or affiliate thereof as if it had not entered into this Agreement. Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more other transactions with any party hereto or act as trustee, agent or representative of any party hereto (collectively, the "Other Activities") not the subject of the Borrower Documents. Without limiting the forgoing, Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to any party hereto for such other activities.

(i)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(j)           Successors and Assigns.  Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party.  No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

(k)          Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(m)         Entire Agreement.  This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

(n)          Schedules.  The Collateral Agent is authorized to annex hereto any schedules referred to herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Parent acknowledges the execution of the foregoing Collateral Agent Agreement and agrees to cooperate with the Lenders and Collateral Agent and further agrees not to take any action or suffer inaction inconsistent with the Lenders’ and Collateral Agent’s lawful rights under the Transaction Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agent Agreement to be duly executed as of the date first written above.

“PARENT”
CHINA YONGXIN PHARMACEUTICALS, INC.
a Delaware corporation

By:
Its:

COLLATERAL AGENT:

COLLATERAL AGENTS, LLC

By:
Name:
Title:

OMNIBUS GUARANTOR SIGNATURE PAGE TO
COLLATERAL AGENT AGREEMENT

Guarantor acknowledges the execution of the foregoing Collateral Agent Agreement and agrees to cooperate with the Lenders and Collateral Agent and further agrees not to take any action or suffer inaction inconsistent with the Lenders’ and Collateral Agent’s lawful rights under the Transaction Documents.

The undersigned, hereby executes and delivers the Collateral Agent Agreement to which this signature page is attached and agrees to be bound by the Collateral Agent Agreement on the date set forth on the first page of the Collateral Agent Agreement. This counterpart signature page, together with all counterparts of the Collateral Agent Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Collateral Agent Agreement.

[Print Name of Guarantor]

[Signature]

Name:
Title:

Mailing Address:	Telephone No.:
Facsimile No:
Email Address:

(City, State and Zip)

OMNIBUS PLEDGOR SIGNATURE PAGE TO
COLLATERAL AGENT AGREEMENT

Pledgor acknowledges the execution of the foregoing Collateral Agent Agreement and agrees to cooperate with the Lenders and Collateral Agent and further agrees not to take any action or suffer inaction inconsistent with the Lenders’ and Collateral Agent’s lawful rights under the Transaction Documents.

The undersigned, hereby executes and delivers the Collateral Agent Agreement to which this signature page is attached and agrees to be bound by the Collateral Agent Agreement on the date set forth on the first page of the Collateral Agent Agreement. This counterpart signature page, together with all counterparts of the Collateral Agent Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Collateral Agent Agreement.

[Print Name of Pledgor]

[Signature]

Name:
Title:

Mailing Address:	Telephone No.:
Facsimile No:
Email Address:

(City, State and Zip)

OMNIBUS LENDER SIGNATURE PAGE TO
COLLATERAL AGENT AGREEMENT

The undersigned, in its capacity as a Lender, hereby executes and delivers the Collateral Agent Agreement to which this signature page is attached and agrees to be bound by the Collateral Agent Agreement on the date set forth on the first page of the Collateral Agent Agreement. This counterpart signature page, together with all counterparts of the Collateral Agent Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Collateral Agent Agreement.

[Print Name of Lender]	[Name of Co-Lender, if applicable]

[Signature]	[Signature]

Name:	Name:
Title:	Title:

Mailing Address:	Telephone No.:
Facsimile No:
Email Address:

(City, State and Zip)